UNIT SUBSCRIPTION AGREEMENT
(Accredited Investor Form)

TO:	Austral Pacific Energy Ltd. (herein “Austral” or “Issuer”)
284 Karori Road
Karori, Wellington
New Zealand
Phone: 64 44 76 2717 Fax: 64 44 76 0120

RE: Purchase of US$2.50 Units of Austral (each Unit comprising a common share and one-half of one 12-month common share purchase which may be subject to accelerated expiry).

Reference Date: August 30, 2005	Cut-off Date: September 23, 2005 (New Zealand)

Instructions to complete this Subscription for US$2.50 Units of Austral

1.

All investors: enter number of Units purchased, subscription amount to be paid and Name and Address on page 2 and Sign on page 4. If applicable, disclose any Shares of the Issuer you currently hold where indicated on page 3 (needed for TSX Venture Exchange)

2.	All investors: include Registration or Delivery Instructions on page 2 (if different from the name and address at the top of page 2)
3.

If the investor is not an individual (i.e. a natural person) or it is a Portfolio Manager – Complete TSX Venture Exchange Registration Form 4C. (If you have previously filed this form in connection with another transaction or issuer on the TSX Venture Exchange and your information has not changed you need NOT complete another one.) (See Schedule A).

4.	If you are an “Insider” of the Issuer or “Pro Group” member (as defined), see page 3.
5.	If you are a resident of Canada, complete Schedule B-1, B-2 (British Columbia & Alberta) or C (Ontario).
6.	If you are a U.S. Person you must be “Accredited” – Sign the “Certificate of U.S. Person” (Schedule D).
7.	If you are resident outside of Canada and the United States, you need only complete pages 2-4 and Schedule A if applicable (i.e. Portfolio Manager).
8.

All investors fax or courier completed form and courier or wire subscription funds to the Issuer, at the above address, Attention: Bruce McGregor, Chief Financial Officer. All monetary amounts herein are in U.S. dollars . Certified cheque or bank draft should be payable to: “Austral Pacific Energy Ltd.”

Documents and funds to be received no later than Friday, September 23, 2005 at 5:00 p.m. New Zealand time. Completion will occur approximately 10 days thereafter upon AMEX acceptance.

Wiring Instructions:

Bank:	Bank of New York	Account Name: ASB Bank Limited
	1 Wall Street, Floor 9	Chips Code: UID271760
	New York NY 10286	Swift: IRVTUS3N
	United States of America	Account Number: 8900280107

Please confirm payment details to the ASB Bank by authenticated swift message (Type 103) as follows:

For further credit to:	Austral Pacific Energy (NZ) Limited
Under advice to:	ASB Financial Markets
Corner Wellesley & Albert Streets,
Auckland
New Zealand
Swift: ASBBNZ2A
Account Number: 21099188-USD-21

Consent to the Disclosure of Information under Privacy Legislation
The Investor acknowledges that certain “Personal Information” (information about an identifiable individual) about the Investor may be required to be disclosed by the Issuer to the TSX Venture Exchange (the “Exchange”) pursuant to Exchange policies and the Investor consents to the disclosure of such Personal Information by the Issuer to the

Exchange, and to the collection, use and disclosure of such Personal Information by the Exchange in accordance with its specified purposes.

__________________________________________	Number of Units: _____________________________
(Name of Investor – please print)
__________________________________________
(Signature of Investor)
__________________________________________
(Official Capacity or Title of Signatory, if Investor
is not an individual – please print)
__________________________________________
(Please print name of individual whose signature
appears above if different than the name of the
name of the Investor printed above.)
__________________________________________	Aggregate Subscription Price for Units:
(Investor’s Address)

__________________________________________	$ _____________________________________
Payable to: Austral Pacific Energy Ltd.
__________________________________________

__________________________________________
Investor’s Telephone Number and Fax Number)
__________________________________________
Investor’s E-Mail Address (optional)

REGISTER the Units as set forth below	DELIVER the Units as set forth below:

__________________________________________	__________________________________________
Name	Name
__________________________________________	__________________________________________
Account reference, if applicable	Account reference, if applicable
__________________________________________	__________________________________________
Address	Contact Name
__________________________________________
__________________________________________	Address
__________________________________________

__________________________________________
Telephone Number

OTHER INFORMATION TO BE COMPLETED BY EACH INVESTOR

A.	Corporate Placee or Investment Portfolio Manager Registration Form (Schedule A) The Investor, if not an individual (i.e., a natural person), either [CHECK WHERE APPROPRIATE]:

____

has previously filed with the Exchange a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the TSX Venture Exchange Inc. (the “TSX Venture”) up to the date of this Agreement; or

____	hereby delivers to the Issuer a completed Form 4C, Corporate Placee Registration Form, in the form attached hereto as for filing with the TSX Venture; and

B.	Present Ownership of Securities
The Investor either [CHECK APPROPRIATE ITEM]:

____

does not own directly or indirectly, or exercise control or direction over, any common shares in the capital stock of the Issuer or securities convertible into common shares in the capital stock of the Issuer (excluding the Units subscribed for herein); or

____

owns directly or indirectly, or exercise control or direction over, ________________________ common shares in the capital stock of the Issuer and options, warrants and convertible securities entitling the Investor to acquire an additional ________________________ common shares in the capital stock of the Issuer (excluding the Units ________________________ subscribed for herein).

C.	Insider Status
The Investor either [CHECK IF APPROPRIATE]:

____	is NOT an “Insider” of the Issuer as defined in the British Columbia Securities Act;

____	is an “Insider” of the Issuer as defined in the British Columbia Securities Act, namely: “Insider” means:
	(a)	a director or senior officer of the issuer;
	(b)	a director or senior officer of a person that is itself an insider or subsidiary of the issuer;
	(c)	a person that has
(i) direct or indirect beneficial ownership of;
(ii) control or direction over; or
(iii)

a combination of direct or indirect beneficial ownership of and of control or direction over securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or

	(d)	the issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

D.	Member of “Pro Group”
The Investor either [CHECK IF APPROPRIATE]:

____	is NOT a Member of the “Pro Group” as defined in the Rules of the TSX Venture

____	is a Member of the “Pro Group” as defined in the Rules of the TSX Venture, namely: “Pro Group” means:

	1.	Subject to subparagraphs (2), (3) and (4), “Pro Group” shall include, either individually or as a group:
(a) the member (i.e. a member of the TSX Venture under its requirements);
(b) employees of the member;
(c) partners, officers and directors of the member;
(d) affiliates of the member; and
(e) associates of any parties referred to in subparagraphs (1) through (4).

2.

The TSX Venture may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSX Venture determines that the person is not acting at arm’s length of the member;

3.

The TSX Venture may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSX Venture determines that the person is acting at arm’s length of the member;

	4.	The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:
(a) the person is an affiliate or associate of the member acting at arm’s length of the member;
(b) the associate or affiliate has a separate corporate and reporting structure;

(c) there are sufficient controls on information flowing between the member and the associate or affiliate; and
(d) the member maintains a list of such excluded persons.

ACCEPTANCE: The Issuer hereby accepts the above subscription.

AUSTRAL PACIFIC ENERGY LTD.

Per:		Acceptance Date: ______________________________
Authorized Signatory

Purchase of US$2.50 Units Exempt from Prospectus Requirements

1.                     Definitions

(a)      “Accredited Investor” means generally a high net worth or high income person, specifically defined as:

(i)      an Investor resident in the Provinces of Alberta or British Columbia, Canada who is an accredited investor as defined in Section 1.1 of Multilateral Instrument 45-103 (see Schedule B-1);

(ii)      an Investor resident in the Province of Ontario, Canada who is an accredited investor as defined in Ontario Securities Commission Rule 45-501 (see Schedule C); or

(iii)      a U.S. Person who is an accredited investor as defined in Rule 501(a) of Regulation D (see Schedule D);

(b)      “AMEX” means American Stock Exchange, the U.S. stock exchange on which Austral’s shares are traded.

(c)      “Applicable Securities Laws” means the securities legislation having application and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including AMEX, NZSX and the TSX Venture, having application over this Offering and the Issuer in the Principal Canadian Jurisdictions;

(d)      “Closing” means a completion of an issue and sale by the Issuer and the purchase by the Investors of the Securities pursuant to this Subscription Agreement at 10:00 a.m. on the Closing Date. Closings may occur on one or more dates as the Issuer may determine within the requirements of Regulatory Acceptance;

(e)      “Closing Date” means the day following Regulatory Acceptance of this subscription and others which form part of the Offering and which is expected to occur on or about October 7, 2005 as the Issuer may determine within the requirements of the TSX Venture, AMEX and NZSX. On the Closing Date the Shares and Warrants comprising the Units will be issued and delivered to Investor or as it may direct;

(f)      “Cut-off Date” means the date after which the Issuer need no longer accept Subscriptions. The Cut-off Date is September 23, 2005.

(g)      “Exemptions” means the exemptions from the registration and prospectus or equivalent requirements under Applicable Securities Laws;

(h)      “Foreign Portfolio Manager” means a person who carries on business as a “portfolio manager” (within the meaning of that term under Applicable Securities Laws) in an Overseas Jurisdiction and who purchases Units as an agent for fully managed accounts;

(i)      “fully managed” in relation to an account, means that the Investor has the discretion as to the account as contemplated by Applicable Securities Law;

(j)      “Investor” means the person or persons named as Investor on the face page of this Subscription Agreement and if more than one person is so named, means all of them jointly and severally;

(k)      “material” means material in relation to the Issuer and any subsidiary considered on a consolidated basis;

(l)      “material change” means any change in the business, operations, assets, liabilities, ownership or capital of the Issuer and any subsidiary considered on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the Issuer’s securities;

(m)      “material fact” means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Issuer’s securities;

(n)      “misrepresentation” is as generally defined under Applicable Securities Laws;

(o)      “NZSX” means the New Zealand Stock Exchange;

(p)      “Offering” means the planned sale by the Issuer of up to US$10,000,000 of Units on the terms set forth in this Agreement. There is no minimum aggregate Offering;

(q)      “Overseas Jurisdiction” means a country other than Canada or the United States;

(r)      “Portfolio Manager” means an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients;

(s)      “Public Record” means information which has been publicly filed by the Issuer on SEDAR at www.SEDAR.com and on EDGAR at www.SEC.gov/edgar.shtml under Applicable Securities Laws;

(t)      “Principal Canadian Jurisdictions” means British Columbia, Alberta and Ontario and certain other jurisdictions referred to in Multilateral Instrument 45-102;

(u)      “Regulation D” means Regulation D under the U.S. Securities Act;

(v)      “Regulation S” means Regulation S under the U.S. Securities Act;

(w)      “Regulatory Acceptance” means the acceptance of the transaction contemplated hereby and the approval for listing of the Shares and Warrant Shares by the TSX Venture, AMEX and NZSX;

(x)      “Schedules” means the schedules attached hereto comprising:

(i)      A         Corporate Placee Registration Form; (TSX Venture Forms)

(ii)     B-1      Accredited Investor Certificate Form– British Columbia and Alberta; (Canadian Regulatory Form)

(iii)    B-2      Confirmation of Relationship; (Canadian Regulatory Form)

(iv)    C        Accredited Investor Certificate Form – Ontario; (Canadian Regulatory Form)

(v)    D       Certificate of U.S. Person (US Regulatory Form).

(y)      “Securities” means, collectively, the Shares, Warrants and Warrant Shares;

(z)      “Share” means a common share without par value in the capital of the Issuer;

(aa)    “Subscription Agreement” means this subscription agreement between the Investor and the Issuer, including all Schedules incorporated by reference as it may be amended or supplemented from time to time;

(bb)    “TSX Venture” means the TSX Venture Exchange, the Canadian stock exchange on which Austral’s shares are traded;

(cc)    “Unit” is a reference to one Share and one half of one Warrant sold together hereunder for US $2.50 each;

(dd)    “U.S. Person” means a U.S. Person as defined in Regulation S;

(ee)    “U.S. Securities Act” means the Securities Act of 1933, as amended, of the United States of America;

(ff)    “Warrant” means one whole share purchase warrant (two half Warrants) to purchase one Share. One half of one Warrant will be issued by the Issuer as part of each Unit and each will be subject to the additional terms described in Section 3.

(gg)    “Warrant Share” may be used to refer to the Share to be issued upon the exercise of a Warrant.

2.                  Prospectus Exempt Subscription Commitment

2.1                The undersigned (the “Investor”) hereby subscribes for and agrees to purchase from Austral Pacific Energy Ltd. (herein the “Issuer”), subject to the terms and conditions set forth herein, that number of Units of the Issuer set out on the face page of this Subscription Agreement at the price of US$2.50 per Unit. Subject to the terms hereof, this Subscription will be deemed to have been made and be effective only upon its acceptance by the Issuer.

3.                  Description of Securities – Share and one half of one Warrant

3.1                Each Unit consists of one Share and one half of one Warrant.

3.2                Each whole Warrant (two half Warrants) will entitle the Investor to purchase one Warrant Share for a 12-month period after the Closing Date at a price of US$3.50 per Share, subject to §3.3 and 3.4.

3.3                If at any time following the expiration of the four month hold period which is applicable to the Shares comprised in the Units, the closing trading price of the common shares of Austral is greater than or equal to US$4.50 on AMEX for any 10 consecutive trading days, then Austral may elect to give notice to the warrant holders that the Warrants will expire 30 days following the date of such notice. The Warrants may be exercised by the holder during the 30 day accelerated expiry period.

3.4                The Warrants to be issued to the Investor pursuant to this Agreement will be governed by the terms and conditions set out in the certificate representing the Warrants (the “Warrant Certificates”) which will be delivered to the Investor at Closing. The Warrant Certificate will contain, among other things, provision for the appropriate adjustment in a class, number and exercise price of the Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or re-classification of the common shares of the Issuer or payments of stock dividends or upon the merger or re-organization of the Issuer. The Warrants will not be listed on any exchange and no market is expected to develop in them. Transfer of the Warrants will be limited.

4.                  Closing

4.1                The Investor must deliver to the offices of the Issuer on or before the Cut-off Date, this subscription agreement duly completed and executed in accordance with the instructions on the face page of this Agreement and arrange for concurrent wiring or delivery of certified funds. On request by the Issuer, the Investor agrees to complete and deliver any other information as may reasonably be required by regulatory authorities, stock exchanges and Applicable Securities Laws to complete the transactions contemplated by this Agreement. Delivery against payment for the Units will be completed by the Issuer at its offices on the Closing Date being a date following Regulatory Acceptance at which time certificates representing the Shares and Warrants will be delivered to the Investor as the Investor shall instruct. Investor hereby waives receiving any prior notice of Closing. Closing is targeted for on or about October 7, 2005.

4.2                Once this agreement is accepted by the Issuer, the completion of the sale of securities contemplated by this subscription is subject only to Regulatory Acceptance being obtained.

5.                  Investor’s Acknowledgements – Regarding Risk, Restrictions, Independent Advice

5.1                The Investor represents and warrants and acknowledges and agrees with (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Investor is contracting hereunder) the Issuer that

(a)      its decision to execute this Subscription and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer, and that its decision is based entirely upon its review of information about the Issuer in the Public Record;

(b)      no prospectus has been filed by the Issuer with any securities commission or similar authority in Canada or elsewhere, in connection with the issuance of the Securities, and the issuance and the sale of the Units is subject to such sale being exempt from the prospectus/registration requirements under Applicable Securities Laws and accordingly:

(i)      the Investor is restricted from using certain of the civil remedies available under such legislation;

(ii)      the Investor may not receive information that might otherwise be required to be provided to it under such legislation; and

(iii)      the Issuer is relieved from certain obligations that would otherwise apply under such legislation;

(c)      the Investor (or others for whom the Investor is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible (and the Issuer is in no way responsible) for compliance with applicable resale restrictions;

(d)      to the knowledge of the Investor, the sale of the Securities was not accompanied by any public advertisement;

(e)      the offer made by this agreement is irrevocable (subject to the right of the Issuer to reject any Subscription prior to Closing by refunding any subscription funds) and requires acceptance by the Issuer;

(f)      this Subscription is not enforceable by the Investor unless it has been accepted by the Issuer and the Investor waives any requirement on the Issuer’s behalf to immediately communicate its acceptance for this Subscription to the Investor;

(g)      the Securities are speculative investments which involve a substantial degree of risk;

(h)      the Investor is sophisticated in financial investments, has had access to and has received all such information concerning the Issuer that the Investor has considered necessary in connection with the Investor’s investment decision and the Investor will not receive an offering memorandum or similar disclosure document;

(i)      the subscription proceeds will be available to the Issuer on Closing and this subscription is not conditional on any other subscription completing. The Issuer may pay commissions in connection with this Subscription in its discretion

(j)      no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities; and

(k)      the Issuer will rely on the representations and warranties made herein or otherwise provided by the Investor to the Issuer in completing the sale and issue of the Units to the Investor.

6.                  Investor’s Status Permits Reliance on Prospectus Exceptions (Investors outside of Canada, go to §6.2)

6.1                The Investor, by its execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with, the Issuer (which representations, warranties and covenants shall survive the Closing of the Offering) that:

(a)      British Columbia Exemptions (B.C. investors ONLY) (complete Schedule B-1 or B-2)

The Investor is purchasing the Units as principal for its own account, it is purchasing such Units not for the benefit of any other person, and not with a view to the resale or distribution of the Units and one of the following exemptions is applicable:

(i)      Insiders’ Family, Close Friends and Business Associates Exemption The Investor is:

(A)      a director, senior officer or control person of the Issuer;

(B)      a spouse, parent, brother, sister or child of a director, senior officer or control person of the Issuer, or an affiliate of the Issuer,

(C)      a close personal friend of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer,

(D)      a close business associate of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer, or

(E)      a person or company that is wholly-owned by any combination of persons or companies described in paragraphs (A) to (D) above.

(ii)      Exempt Amount Exemption

(A)      It will have an aggregate acquisition cost of purchasing the Units of not less than Cdn.$97,000; or

(B)      Investor is not an individual but is a corporation, partnership, trust, fund, association or any other organization of a group of persons resident in British Columbia, it was not created solely, nor is it used primarily, to permit a group of individuals to purchase securities without a prospectus and it will have an aggregate acquisition cost of purchasing the Units of not less than Cdn.$97,000 or, if it is such an entity created or used primarily for such purpose, each of the individuals who form part of the group has contributed at least Cdn.$97,000 to such entity for the purpose of purchasing the Units.

(iii)      Accredited Investor Exemption

The Investor is an “accredited investor” as such term is defined in Multilateral Instrument 45-103 and is purchasing the Units as principal for its own account and not for the benefit of any other person, for investment purposes only and not with a view to resale or distribution, the Investor has properly completed and duly executed the Accredited Investor Certificate attached to this Subscription Agreement as Schedule B indicating the means by which the Investor is an accredited investor and confirms the truth and accuracy of all statements made by the Investor in such certificate;

(b)      Alberta Exemptions (Alberta Investors ONLY)

(i)      Insiders’ Family, Close Friends and Business Associates Exemption: (complete Schedule B-1 or B-2)

The Investor is:

(A)      a director, senior officer or control person of the Issuer;

(B)      a spouse, parent, brother, sister or child of a director, senior officer or control person of the Issuer, or an affiliate of the Issuer,

(C)      a close personal friend of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer,

(D)      a close business associate of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer, or

(E)      a person or company that is wholly-owned by any combination of persons or companies described in paragraphs (A) to (D) above.

(ii)	Accredited Investor Exemption

The Investor is an “accredited investor” as such term is defined in Multilateral Instrument 45-103 and is purchasing the Units as principal for its own account and not for the benefit of any other person, for investment purposes only and not with a view to resale or distribution, the Investor has properly completed and duly executed the Accredited Investor Certificate attached to this Subscription Agreement as Schedule B indicating the means by which the Investor is an accredited investor and confirms the truth and accuracy of all statements made by the Investor in such certificate;

(iii)	Other

If the Investor is an Alberta resident and NOT AN ACCREDITED INVESTOR (see Schedule B), then it is agreed that the sale of Units pursuant to this Offering is being made in Alberta under the statutory exemptions from the prospectus requirements of the Securities Act (Alberta) (the “Alberta Act”) and:

a.

the Investor is purchasing Units as principal for its own account (and not for any other person), in a sufficient number such that the aggregate acquisition cost to the Investor of the Units is not less than $97,000; or

b.

if the Investor is not purchasing as principal, it is duly authorized to enter into this Agreement and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, it acknowledges that the Issuer is required by law to disclose, on a confidential basis, to certain regulatory authorities, the identity of the beneficial purchaser of Units for whom it is acting, and:

(I)

it is purchasing not less than $97,000 of Units for accounts fully managed by it and it is a trust corporation trading as a trustee or an agent, a portfolio manager trading as an agent, or a person or company trading as an agent, that, except for an exemption under the Alberta Act or the Alberta Securities Commission Rules, is required to be registered as a portfolio manager; or

(II)

it is acting as agent for one or more undisclosed principals, each of which principals is purchasing as a principal for its own account, and it is not purchasing for the benefit of any other person, and not with a view to resale or distribution of all or any of the Units, and each of the principals is purchasing not less than $97,000 of Units; or

c.

if the Investor is a corporation, syndicate, partnership or other form of unincorporated organization, it pre-existed the Offering and has a bona fide purpose other than investment in the Units or, if created primarily to permit such investment, the individual share or portion of the aggregate acquisition cost for any shareholder of the corporation, partner of the partnership, member of the syndicate or other form of unincorporated organization is not less than $97,000.

(c)      Ontario Exemptions (Ontario Investors ONLY)

If the Investor is a resident in the Province of Ontario, the Investor must be an “accredited investor” as such term is defined in Ontario Securities Commission Rule 45-501 (see Schedule C) and is purchasing the Units as principal and the Investor has properly completed and duly executed the Accredited Investor Certificate – Ontario attached to this Subscription Agreement as Schedule C indicating the means by which the Investor is an accredited investor and confirms the truth and accuracy of all statements made by the Investor in such certificate;

6.2                Investors Outside of Canada (U.S. Persons see also §6.3(i))

If the Investor is resident in a jurisdiction outside of Canada it acknowledges that:

(a)      no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(b)      there is no government or other insurance covering the Units;

(c)      there are risks associated with the purchase of the Units;

(d)      there are restrictions on the Investor’s ability to resell the Securities and it is the responsibility of the Investor to determine what those restrictions are and to comply with them before selling the Securities; and

(e)      the Issuer has advised the Investor that the Issuer is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Securities through a person registered to sell the Securities under Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor.

6.3                Other General Representations Applicable to All Investors

(a)      the Investor has no knowledge of a “material fact” or “material change”, as those terms are defined in Applicable Securities Laws, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

(b)      the Investor (and, if applicable, any beneficial purchaser for whom it is acting) is resident in the jurisdiction set out on the signature page of this Subscription Agreement;

(c)      the Investor has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Investor is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Subscription Agreement on behalf of the Investor;

(d)      the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound;

(e)      the Investor has duly and validly authorized, executed and delivered this Subscription Agreement and understands it is intended to constitute a valid and binding agreement of the Investor enforceable against the Investor;

(f)      in connection with the Investor’s investment in the Units, the Investor has not relied upon the Issuer for investment, legal or tax advice, and has, in all cases sought the advice of the Investor’s own personal investment advisor, legal counsel and tax advisers or has waived its rights to and the Investor is either experienced in or knowledgeable with regard to the affairs of the Issuer, or either alone or with its professional advisors is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Units and is able to bear the economic risk of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment in the Units;

(g)      no person has made to the Investor any written or oral representations:

(i) that any person will resell or repurchase the Units;

 (ii) that any person will refund the purchase price for the Units;

(iii) as to the future price or value of the Units; or

(iv) that the Units will be listed and posted for trading on any stock exchange or that application has been made to list the common shares of the Issuer on any stock exchange;

(h)      UNLESS the Investor completes the certificate of U.S. Person included herein as Schedule D, the Investor represents and warrants that:

(i) the Securities are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Investor does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(A)      the transfer or assignment of any rights or interests in any of the Securities;

(B)      the division of profits, losses, fees, commissions, or any financial stake in connection with this Subscription; or

(C)      the voting of the Securities; and

(ii)      the Investor has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(iii)      the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(iv)      the Investor is not a “U.S. Person” (the definition of which includes, but is not limited to, a natural person resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Units for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account or benefit of any person in any jurisdiction other than the jurisdiction set out in the name and address of the Investor herein;

(v)      the Investor was outside the United States at the time of execution and delivery of this subscription agreement within the meaning of Regulation S;

(vi)      no offers to sell the Securities were made by any person to the Investor while the Investor was in the United States;

(vii)      the Investor acknowledges that the Units have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States or to a U.S. Person unless an exemption from such registration requirements is available. The Investor understands that the Issuer has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities; and

(viii)      the Investor acknowledges that any person who exercises a Warrant will be required to provide to the Issuer either:

(A)      written certification that it is not a U.S. Person and that such Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of; a U.S. Person; or

(B)      a written opinion of counsel or other evidence satisfactory to the Issuer to the effect that the Warrants and the Warrant Shares have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder;

U.S. Investors - U.S. Person Certificate Required

(i)      If the Investor is a U.S. Person then the Investor has executed and delivered to the Issuer herewith the certifications set forth in the certificate of U.S. Person attached hereto as Schedule D, and the Investor represents and warrants that the information on Schedule D is correct and that:

(i)      the Investor acknowledges that the Units have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States or to a U.S. Person unless an exemption from such registration requirements is available. The Investor understands that the Issuer has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities;

(ii)      the Investor will not engage in any directed selling efforts (as defined by Regulation S under the U.S. Securities Act) in the United States in respect of the Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities;

(iii)      the Investor acknowledges that any person who exercises a Warrant will be required to provide to the Issuer either:

(A)      written certification that it is not a U.S. Person and that such Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of; a U.S. Person; or

(B)      a written opinion of counsel or other evidence satisfactory to the Issuer to the effect that the Warrants and the Warrant Shares have been registered under the U.S.

Securities Act and applicable state securities laws or are exempt from registration thereunder;

Compliance with Resale Laws

(j)      the Investor will comply with Applicable Securities Laws and, if applicable, Rule 904 of Regulation S concerning the resale of the Securities and all related restrictions (and the Issuer is in any way responsible for such compliance) and shall speak and consult with its own legal advisors with respect to such compliance. The Investor acknowledges that although the Shares and Warrant Shares will be eligible for resale through the TSX Venture after four months from Closing, they will not be available for resale through AMEX except in accordance with Rule 144 under the U.S. Securities Act commencing a minimum of one year from Closing;

Own Expense

(k)      the Investor acknowledges and agrees that all costs and expenses incurred by the Investor (including any fees and disbursements of any special counsel or other advisors retained by the Investor) relating to the purchase of the Units shall be borne by the Investor;

Overseas Investor (outside of Canada and the United States)

(l)      if the Investor is resident of an Overseas Jurisdiction then:

(i)      the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription;

(ii)      the Investor is purchasing the Units pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that Overseas Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor’s Units, and neither the Issuer nor the Agent have any filing obligations in the Overseas Jurisdiction;

(iii)      no laws in the Overseas Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the Overseas Jurisdiction; and

(iv)      the Units are being acquired for investment only and not with a view to resale and distribution within the Overseas Jurisdiction.

7.                  The Issuer’s Representations

7.1                The Issuer represents and warrants to the Investor that, as of the date of this Subscription and at Closing hereunder:

(a)      the Issuer’s Public Record is correct in all material respects and does not omit any material information about the issuer;

(b)      the Issuer and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated, and each is a “foreign private issuer” as defined in §230.405 of Regulation C promulgated under the U.S. Securities Act and shall remain a foreign private issuer during the period in which the Warrants may be exercised plus one month (19 months total);

(c)      the Issuer has complied, or will comply, with Applicable Securities Laws and all applicable corporate laws and regulations in connection with the offer, sale and issuance of the Securities, and in connection therewith has not engaged in any “direct selling efforts,” as such term is defined in Regulation S, or any “general solicitation or general advertising” as described in Regulation D;

(d)      the Issuer and its subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in its Public Record and except as disclosed therein, all agreements by which the Issuer or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(e)      the financial statements contained in the Public Record accurately reflect the financial position of the Issuer as at the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date of the Issuer’s last financial statements except as filed in the Public Record;

(f)      the creation, issuance and sale of the Shares and Warrants by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party;

(g)      the Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Issuer will reserve sufficient shares in the treasury of the Issuer to enable it to issue the Shares and Warrant Shares;

(h)      this Subscription when accepted has been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms;

(i)      neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer’s knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(j)      no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer or its directors, officers or promoters and to the best of the Issuer’s knowledge no investigations or proceedings for such purposes are pending or threatened; and

(k)      except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Issuer or any other security convertible or exchangeable for any such shares or to require the Issuer to purchase, redeem or otherwise acquire any of the issued or outstanding shares of the Issuer.

8.                  Covenants of the Issuer

8.1                The Issuer hereby covenants with each Investor that it will:

(a)      offer, sell, issue and deliver the Securities pursuant to exemptions from the prospectus filing, registration or qualification requirements of Applicable Securities Laws and otherwise fulfil all legal requirements required to be fulfilled by the Issuer (including without limitation, compliance with all Applicable Securities Laws of the Principal Canadian Jurisdictions) in connection with the Offering;

(b)      use its best efforts to maintain its status as a “reporting issuer” not in default in British Columbia and Alberta for a period of 12 months after the Closing Date;

(c)      within the required time, file with the TSX Venture, NZSX and Amex any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials; and

(d)      the Issuer will use reasonable commercial efforts to satisfy as expeditiously as possible any conditions of the TSX Venture, NZSX and AMEX required to be satisfied prior to the Regulatory Acceptance of this Offering.

9.                  Resale Restrictions and Legending of Securities

9.1                The Investor acknowledges that any resale of the Securities will be subject to resale restrictions contained in the Applicable Securities Laws applicable to the Issuer, the Investor or any proposed transferee. All Investors will receive, for the Shares, Warrants and Warrant Shares acquired, a certificate bearing the following legend imprinted thereof:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [insert that date which is four months and a day from the Closing Date.]

Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate [->For Warrants insert: and any securities issued upon the exercise of such securities ] may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert that date which is four months and a day from the Closing Date.]”

9.2                Investors who are U.S Persons or who use herein an address in the U.S. who execute this Agreement in the United States (which the Issuer will presume absent other evidence) will receive a certificate bearing the following legend imprinted thereon as well as the legend referred to in §9.1:

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The holder hereof, by purchasing such securities, agrees for the benefit of the Issuer that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United States (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer. Provided that if the Issuer is a “foreign issuer” as that term is defined by Regulation S of the U.S. Securities Act at the time of sale, a new certificate bearing no restrictive legend, delivery of which will constitute “Good Delivery” may be obtained form the transfer agent, upon delivery of this certificate and a duly executed declaration, in form satisfactory to the Issuer and its transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.”

and that any certificate representing any Securities issued in exchange therefor or in substitution thereof will bear the same legend, provided, however, that if the Issuer is a “foreign issuer” as that term is defined by Regulation S under the U.S. Securities Act at the time of sale of any Shares or any Warrant Shares, a new certificate bearing no legend may be obtained from transfer agent upon delivery of the certificate evidencing such securities and a duly executed declaration, in a form satisfactory to the Company and transfer agent to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act. The Issuer also reserves the right to affix to the Securities the legend contained in this §9.2 or a similar legend if such legend is required to be affixed in order to secure Regulatory Acceptance or compliance with the U.S. Securities Act.

9.3                The Warrants are non-transferable without the consent of the Issuer. The Issuer will normally consent to a transfer where it is supplied with a legal opinion that the intended transfer is in compliance with Applicable Securities Laws.

9.4                The Warrants may not be exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available and that certificates representing the Warrants will bear a legend as follows in addition to the legend in §9.1:

“This warrant and the securities deliverable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States. This warrant may not be exercised in the United States or by or on behalf of a person in the United States or a U.S. Person unless the warrant and the warrant shares have been registered under the Securities Act and the applicable securities legislation of any such state or an exemption from such registration requirements is available. "United States" and "U.S. Person" are as defined by regulation s under the U.S. Securities Act.”

10.                  Consent to the Disclosure of Information

10.1                The Investor acknowledges and consents to the release by the Company of information regarding the Investor’s subscription, including the Investor’s name, address, telephone number, email address and the number of Units purchased, in compliance with securities regulatory policies to regulatory authorities in the Principal Canadian Jurisdictions and the Investor waives to the extent lawful, its rights under any privacy legislation.

11.                  Investor’s Consent to Issuer to Correct or Complete Subscription Agreement

11.1                The Investor consents to the Company, or its legal counsel, completing or correcting the Investor’s subscription agreement as may reasonably be required to finalize it.

12.                  General

12.1                Time is of the essence hereof.

12.2                Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

12.3                The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

12.4                This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable therein and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

12.5                This Subscription Agreement may not be assigned by any party hereto.

12.6                The Issuer shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Issuer of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Investor and the Issuer in accordance with its terms.

12.7                This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

12.8                This Subscription, including, without limitation, the representations, warranties, acknowledgements and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Units by the Investor pursuant hereto, the completion of the issue of Units of the Issuer and any subsequent disposition by the Investor of the Shares or Warrants;

12.9                The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription;

12.10                Except as expressly provided in this Subscription and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Investor, or by anyone else;

12.11                All monetary amounts are in US Dollars.

SCHEDULE A

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

	(a)	Name: ___________________________________________________________________________________

	(b)	Complete Address: _________________________________________________________________________

________________________________________________________________________________________

	(c)	Jurisdiction of Incorporation or Creation: ________________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)? ___________________________________

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? _____________________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in __________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

FORM 4C	CORPORATE PLACEE REGISTRATION FORM	Page 1
(as at March 11, 2004)
1035494.3

4.	If the answer to 2(a) above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at _______________________________________ on __________________________________________________.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

FORM 4C	CORPORATE PLACEE REGISTRATION FORM	Page 2
(as at March 11, 2004)
1035494.3

SCHEDULE B-1

BRITISH COLUMBIA AND ALBERTA
ACCREDITED INVESTOR CERTIFICATE FORM
REGARDING THE PURCHASE OF UNITS OF AUSTRAL PACIFIC ENERGY LTD.

The Purchaser certifies that it/he/she is an “accredited investor” as defined in Multilateral Instrument 45-103 Capital Raising Exemption1 (the “Instrument”) promulgated under the Securities Act (British Columbia) and the Securities Act (Alberta) (each, an “Act”) by virtue of qualifying as one of more of the following. Please insert a checkmark in the bracketed area beside each applicable paragraph:

Individual Purchasers

[ ]	(a)

An individual who beneficially owns, or together with a spouse beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

[ ]	(b)

An individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

[ ]	(c)

An individual who has been granted registration under an Act or securities legislation in another jurisdiction as a representative or a person or company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer under the Securities Act (Ontario), other than a limited market dealer, whether or not the individual’s registration is still in effect;

[ ]	(d)	A person registered under an Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

Non-Individual Purchasers

[ ]	(e)	A company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

[ ]	(f)	A registered charity under the Income Tax Act (Canada);

[ ]	(g)

A corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown in its most recently prepared financial statements;

[ ]	(h)	A person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors;

_________________________________
1 The Rule defines the term (i) “financial assets” as cash or securities, (ii) “related liabilities” as liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets or liabilities that are secured by financial assets, (iii) “spouse” as, in relation to an individual, another individual to whom that individual is married and is not living separate and apart within the meaning of the Divorce Act (Canada) or is living and cohabiting within a marriage-like relationship, including a marriage-like relationship between persons of the same gender. Terms used herein which are defined in National Instrument 14-101 (the “National Instrument”) as adopted by the Commissions have the meaning given to them in the National Instrument and terms used herein which are defined in the Acts have the meaning given to them in the Acts. Reference should be made to the Instrument itself for the complete text of the Instrument, including other definitions, and to the Companion Policy to the Instrument for matters of interpretation and application.

Institutional Purchasers

[ ]	(i)	A Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada) or a wholly owned subsidiary of same;

[ ]	(j)

A loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Corporations Act (Canada), or under comparable legislation in any other jurisdiction or a wholly owned subsidiary of same;

[ ]	(k)	An association under the Cooperative Credit Associations Act (Canada) or a wholly owned subsidiary of same located in Canada;

[ ]	(l)	The Business Development Bank incorporated under the Business Development Bank Act (Canada);

[ ]	(m)	A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

[ ]	(n)	A mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

[ ]	(o)	A mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which a regulator has issued a receipt;

[ ]	(p)	An entity that is organized outside of Canada that is analogous to any of the entities referred to in paragraphs (e), (i), (l), (k) or (m);

Government Organizations

[ ]	(q)	The government of Canada or of a Province of Canada, or any crown corporation or agency of a Canadian federal or provincial government;

[ ]	(r)	Any municipality, public board or commission in Canada;

[ ]	(s)	Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.

Dated ________________, _______________.
Signature of the Purchaser or authorized signatory of the Purchaser

Name of Purchaser

Address of Purchaser

SCHEDULE B-2

BRITISH COLUMBIA & ALBERTA
CONFIRMATION OF RELATIONSHIP
(For Subscribers who are NOT an accredited investors
but are Directors, Senior Officers, Control Persons and Founders
and their Close Personal Friends, Close Business Associates and Relatives)

The Subscriber represents and warrants to the Issuer that the Subscriber has read the following definitions from Multilateral Instrument 45-103 Capital Raising Exemptions and certifies that the Subscriber has the relationship(s) to the Issuer or its directors, senior officers or control persons by virtue of the Subscriber being:

(initial one or more as appropriate)

__________	(a)	a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer;

__________	(b)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer;

__________	(c)	a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer;

__________	(d)	a close personal friend of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer;

__________	(e)	a close business associate of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer;

__________	(f)	a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer;

__________	(g)	a parent, grandparent, brother, sister, child of the spouse of a founder of the Issuer;

__________	(h)	a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (a) to (g); or

__________	(i)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (a) to (g).

and if (b), (c), (d), (e), (f), (g), (h) or (i) is initialled the director, senior officer, control person or founder is:

_______________________________________________________________________
(Print name of director, senior officer, control person or founder)

The foregoing representations and warranties are true an accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Issuer.

For the purposes hereof, the following definitions are included for convenience:

(a)

“close business associate” means an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person.

A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client or former client. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant.

The relationship between the Subscriber and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer or control person.

(b)

“close personal friend” means an individual who has known the director, senior officer or control person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person.

An individual is not a close personal friend solely because

the individual is a member of the same organization, association or religious group, or the individual is a client or former client.

The relationship between the Subscriber and the director, senior officer or control person must be direct. For example, the exemption is not available for a close personal friend of a close personal friend of the director, senior officer or control person.

(c)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

(d)	“control person” means

(i) a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of the Issuer to affect materially the control of the Issuer, or

(ii)

each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of the Issuer to affect materially the control of the Issuer and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of the Issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the Issuer.

(e)	“founder”, in respect of an issuer, means a person or company who,

(i)

acting alone, in conjunction or in concert with one or more other persons or companies, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Issuer, and

(ii) at the time of the proposed trade, is actively involved in the business of the Issuer.

(f)	“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative.

(g)

“spouse” means, in relation to an individual, another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

DATED at ______________________________ on __________________________________________.

Name of Subscriber - please print

Authorized Signature

Official Capacity - please print

Please print name of individual whose signature appears above, if different from name of Subscriber printed above

SCHEDULE C

ACCREDITED INVESTOR CERTIFICATE FORM

The Investor certifies that it/he/she is an “accredited investor” as defined in Ontario Securities Commission Rule 45-5011 (the “Rule”) promulgated under the Securities Act (Ontario) (the “Act”) by virtue of qualifying as one or more of the following. Please insert a checkmark in the bracketed area beside each applicable paragraph:

Accredited Investors

[ ]	(a)

An individual who owns or beneficially owns, or together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

[ ]	(b)

An individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

[ ]	(c)

An individual who has been granted registration under the Act or securities legislation in another jurisdiction as a representative or a person or company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer, whether or not the individual’s registration is still in effect;

[ ]	(d)	A person registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

[ ]	(e)	A person that is recognized by the Ontario Securities Commission as an accredited investor;

[ ]	(f)	A spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

Non-Individual Investors

[ ]	(g)	A company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

[ ]	(h)	A registered charity under the Income Tax Act (Canada);

[ ]	(i)

A company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

[ ]	(j)	A company that is recognized by the Ontario Securities Commission as an accredited investor;

[ ]	(k)	A person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors;

[ ]	(l)	A promoter of the issuer or an affiliated entity of a promoter of the issuer;

[ ]	(m)	A person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Act;

_________________________________
1 The Rule defines the term (i) "financial assets" as cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Act, (ii) "related liabilities" as liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets, (iii) "fully managed account" as an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction, and (iv) "spouse" as, in relation to an individual, another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage. Terms used herein which are defined in National Instrument 14-101 (the "National Instrument") as adopted by the Ontario Securities Commission have the meaning given to them in the National Instrument and terms used herein which are defined in the Act have the meaning given to them in the Act. Reference should be made to the Rule itself for the complete text of the Rule, including other definitions, and to the Companion Policy to the Rule for matters of interpretation and application

Institutional Investors

[ ]	(n)	A bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act or a wholly owned subsidiary of same;

[ ]	(o)

A loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction or a wholly owned subsidiary of same;

[ ]	(p)

A co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada, or a wholly owned subsidiary of same;

[ ]	(q)	A Company licensed to do business as an insurance company in any jurisdiction or a wholly owned subsidiary of same;

[ ]	(r)	The Business Development Bank incorporated under the Business Development Bank Act (Canada) or a wholly owned subsidiary of same;

[ ]	(s)	A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

[ ]	(t)	A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

[ ]	(u)

A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director of the Ontario Securities Commission or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

[ ]	(v)	A fully managed account if it is acquiring a security that is not a security of a mutual fund or non- redeemable investment fund;

[ ]	(w)

An account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

[ ]	(x)	An entity that is organized outside of Canada that is analogous to any of the entities referred to in paragraphs (d), (g), (n), (o), (p), (q), (r), or (s);

Government Organizations

[ ]	(y)	The government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

[ ]	(z)	Any Canadian municipality or any Canadian provincial or territorial capital city;

[ ]	(aa)	Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency or instrumentality thereof;

Dated _______________________, 2005

Signature of the Investor or authorized signatory of the Investor

Name of Investor

Address of Investor

SCHEDULE D

CERTIFICATE OF U.S. PERSON

This form must be completed by United States investors.

A “United States investor” is any person in the United States or any “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended. This will include (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. person.

The Investor covenants, represents and warrants to Austral Pacific Energy Ltd. (the “Issuer”) that:

(a) it understands that the Units, the Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D;

(b) it acknowledges that it has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c) it understands and agrees that there may be material tax consequences to the Investor of an acquisition, disposition or exercise of any of the Securities. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Investor under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such securities. In particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

(d) it understands and agrees that the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(e) it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Securities will bear a legend in substantially the following form:

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The holder hereof, by purchasing such securities, agrees for the benefit of the Issuer that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United Sates (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Corporation. Provided that if the Corporation is a “foreign issuer” as that term is defined by Regulation S of the U.S. Securities Act at the time of sale, a new certificate bearing no restrictive legend, delivery of which will constitute “Good Delivery” may be obtained form the transfer agent, upon delivery of this certificate and a duly executed declaration, in form satisfactory to the Corporation and its transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.”

If the Issuer is a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act at the time of sale, a new certificate, which will constitute “good delivery”, will be made available to the Investor upon provision by the Investor to the transfer agent of a declaration (in the form attached as Appendix “A”) that the sale of the securities represented thereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

(f) it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(g) if an individual, it is a resident of the state or other jurisdiction listed in its address on the signature page of the Subscription Agreement, or if the Investor is not an individual, the office of the Investor at which the Investor received and accepted the offer to purchase the Issuer’s Units is the address listed on the signature page of the Subscription Agreement.

(h) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(i) the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities;

(j) it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

(k) if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless

(i)      the sale is to the Issuer;

(ii)     the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)    the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “Blue Sky” laws; or

(iv)    the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and, in the case of clauses (ii) or (iv) above, it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer;

(l) it understands and agrees that the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available and that certificates representing the Warrants will bear a legend to such effect;

(m) it hereby agrees and consents by acceptance hereof that the certificate or certificates representing the Warrants shall be impressed with a legend reciting that the exercise thereof is restricted, substantially in the following form:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE WARRANT SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT."

(n) It is an “accredited investor” as defined in Regulation D by virtue of satisfying one or more of the categories indicated below (please place your initials on the appropriate line(s)):

_______	Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______	Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

_______	Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

_______	Category 5.	An investment company registered under the Investment Issuer Act of 1940; or

_______	Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or

_______	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

_______	Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

_______	Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_______	Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

_______	Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

_______	Category 12.	A director, executive officer or general partner of the Issuer; or

_______	Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or

_______	Category 14.

A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______	Category 15.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_______	Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

ONLY UNITED STATES INVESTORS NEED TO COMPLETE AND SIGN

Date

Duly authorized signatory for Investor

(Print name of Investor)

Appendix “A” to

CERTIFICATE OF U.S. PERSON

Form of Declaration for Removal of Legend

TO:      Registrar and transfer agent for the shares of Austral Pacific Energy Ltd. (the “Corporation”).

The undersigned (A) acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated _______________ 2005.

X
Signature of individual (if Purchaser is an individual)

X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)